As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-147174

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)
170 North Radnor-Chester Road, Suite 200 Radnor, Pennsylvania 19087 (Address of Principal Executive Offices, including Zip Code)
Employment Inducement Awards Consisting of Non-Qualified Stock Options Granted to Brian J. Sisko (Full Title of the Plan)
Brian J. Sisko Chief Operating Officer, Executive Vice President and Managing Director Safeguard Scientifics, Inc. 170 North Radnor-Chester Road, Suite 200 Radnor, PA 19087 (610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-147174) is being filed to deregister 90,556 shares of Common Stock that were subject to stock options issued as employment inducement grants to Brian J. Sisko on August 20, 2007. These stock options have expired unexercised, and the shares have not been issued and are no longer subject to outstanding awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, PA on October 23, 2015.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Stephen T. Zarrilli
Stephen T. Zarrilli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen T. Zarrilli		October 23, 2015
Stephen T. Zarrilli	President, Chief Executive Officer and Director (principal executive officer)

/s/ Jeffrey B. McGroarty		October 23, 2015
Jeffrey B. McGroarty	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Mara G. Aspinall		October 23, 2015
Mara G. Aspinall	Director

/s/ Julie A. Dobson		October 23, 2015
Julie A. Dobson	Director

/s/ Stephen Fisher		October 23, 2015
Stephen Fisher	Director

/s/ Andrew E. Lietz		October 23, 2015
Andrew E. Lietz	Chairman of the Board of Directors

/s/ George MacKenzie		October 23, 2015
George MacKenzie	Director

/s/ Jack L. Messman		October 23, 2015
Jack L. Messman	Director

/s/ John J. Roberts		October 23, 2015
John J. Roberts	Director

/s/ Robert J. Rosenthal		October 23, 2015
Robert J. Rosenthal	Director